Exhibit 5.01


                                 August 2, 1996

Board of Directors
Haynes International, Inc.
1020 West Park Avenue
Kokomo, IN 46902-9013

Gentlemen:

     We have acted as counsel to Haynes International, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1, Registration No. 333-5411 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), $100,000,000 in principal amount of Senior Notes due 2004 of the Company, which are to be offered to the public (the "Notes"). Prior to the effectiveness of the Registration Statement, the name of the Company will be changed to Haynes Corp.

     In connection therewith, we have investigated those questions of law we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including:

     1. The Company's Restated Certificate of Incorporation, together with all amendments thereto;

     2. A copy of the By-laws of the Company;

     3. Resolutions relating to the offering of the Notes and the filing of the Registration Statement adopted by the Company's Board of Directors on May 28, 1996 (the "Resolutions");

     4. A form of the Note;

     5. The Registration Statement; and

     6. The form of Indenture by and between the Company and National City Bank, as Trustee (the "Indenture").


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     We have also relied, without investigation as to the accuracy thereof, on other certificates of, and oral and written communication from, public officials and officers of the Company.

     For the purposes of this opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies;
(iii) as to all parties other than the Company, the due authorization, execution and delivery of all documents and the validity and enforceability thereof as against all parties other than the Company; (iv) that each person other than the Company who is a party to the Indenture, as defined in the Registration Statement, and the Notes has full power, authority and legal right, under its charter and other governing documents and the laws applicable to it, to perform its respective obligations thereunder; (v) the due execution and authentication of the Notes in accordance with the Indenture; (vi) that the Resolutions will not be amended, altered or superseded prior to the issuance of the Notes; and
(vii) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Notes.

     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Notes are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been compiled with and (b) the Notes have been delivered against payment therefor as contemplated by the Registration Statement and the Indenture, the Notes will be legally issued and binding obligations of the Company, except that (i) the legality or binding nature thereof may be limited or otherwise affected by bankruptcy, insolvency, reorganization, liquidation, readjustment of debt, moratorium, equity of redemption or similar laws and/or general principles of equity (regardless of whether applied in proceedings at law or in equity) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     Our opinion is subject to the effect of, and we express no opinion as to the application of, any applicable fraudulent conveyance, fraudulent transfer or other similar law to the execution of the Indenture or the issuance of the Notes. Also, we express no opinion as to the enforceability of the waiver of stay and extension of usury laws in the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.

                                       Very truly yours,


                                       /s/ ICE MILLER DONADIO & RYAN